Exhibit 99.1


Empire Global Corp. Provides Call Coordinates for Annual Meeting of Shareholders

New York, August 5, 2015. Empire Global Corp. (OTCQB:EMGL) is holding its Annual Meeting of Shareholders on Friday, August 7, 2015 at its corporate office located at Suite 701, 130 Adelaide St. W., Toronto, Ontario, Canada commencing at 9:00 a.m. (Toronto time).

The Company is providing conference call convenience to shareholders at 9 a.m. and guests starting at 9:30 a.m. (Toronto time). The dial-in coordinates are as follows:

  Local Dial-in number:                        416-343-2285
  Canada / US Toll-free Dial-in number:        1-877-969-8433
  International Toll-free Dial-in number:      +800-5328-7092

  Conference ID:                               3322524

About Empire

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our website at www.emglcorp.com.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
ceo.emgl@emglcorp.com